Exhibit 3.2
Constitution
of
Uncle Holdings (No. 3) Limited
This document is the Uncle Holdings (No. 3) Limited, as certified as such on 26 November 2010 by Gregory Alan Cole the Applicant for registration of the Company pursuant to the Companies Act 1993.
Certified as the Constitution of the Company.

G A Cole — Applicant
AUCKLAND VERO CENTRE, 48 SHORTLAND STREET
PO BOX 4199, AUCKLAND 1140, DX CP20509, NEW ZEALAND
TEL 64 9 916 8800 FAX 64 9 916 8801
BELL GULLY

Constitution of Uncle Holdings (No. 3) Limited
1.	Interpretation

1.1	Definitions

In this Constitution, unless the context otherwise requires:

Act means the Companies Act 1993;

Alternate Director means a person appointed as an alternate of a Director pursuant to clause 7.4;

Board means Directors who number not less than the required quorum acting together as the board of directors of the Company;

Class means a class of Shares having attached to them identical rights, privileges, limitations and conditions;

Company means Uncle Holdings (No. 3) Limited;

Constitution means this constitution, as altered from time to time;

Director means a person appointed as a director of the Company;

Interested has the meaning set out in section 139 of the Act (and Interest shall be interpreted accordingly);

Ordinary Resolution means a resolution passed by a simple majority of the votes of Shareholders entitled to vote and voting on the resolution;

Major Shareholder means a person whose name is entered in the share register as the holder for the time being of all of the Shares;

Share means a share issued, or to be issued, by the Company;

Shareholder means a person whose name is entered in the share register as the holder for the time being of one or more Shares; and

Special Resolution means a resolution passed by a majority of 75% or more of the votes of those Shareholders entitled to vote and voting on the resolution.

1.2	Construction

In this Constitution, unless the context otherwise requires:

(a)	the headings appear as a matter of convenience and shall not affect the construction of this Constitution;

(b)	in the absence of an express indication to the contrary, references to clauses or paragraphs are to clauses and paragraphs of this Constitution;

(c)	a reference to any statute, statutory regulations or other statutory instrument includes the statute, statutory regulations or instrument as from time to time amended or re-enacted or substituted;

(d)	the singular includes the plural and vice versa and one gender includes the other genders;

(e)	the words written and writing include facsimile communications and any other means of communication resulting in permanent visible reproduction;

(f)	the word person includes any association of persons whether corporate or unincorporate, and any state or government or department or agency thereof, whether or not having separate legal personality;

(g)	words or expressions defined in the Act have the same meaning in this Constitution.
2.	Companies Act 1993

The Company, the Board, each Director and each Shareholder have the rights, powers, duties and obligations set out in the Act except to the extent that they are negated or modified by the Constitution.

3.	Rights attaching to Shares

Subject to the rights of Shares which confer special rights, each Share confers on the holder the right to:
(a)	one vote on a poll at a meeting of the Shareholders on any resolution, including any resolution to:
(i)	appoint or remove a Director or auditor; or

(ii)	adopt a constitution; or

(iii)	alter the Company’s constitution; or

(iv)	approve a major transaction; or

(v)	approve an amalgamation of the Company under section 221 of the Act; or

(vi)	put the Company into liquidation;
(b)	an equal share in dividends authorised by the Board; and

(c)	an equal share in the distribution of the surplus assets of the Company.
Each Shareholder has the right to receive notice of and attend every meeting of Shareholders.

4.	Issue, consolidation, subdivision, repurchase and transfer of Shares

4.1	Issue of new Shares

Further Shares in the Company, including different Classes of Shares and Shares which:
(a)	rank equally with, or in priority to, existing Shares; or

(b)	have deferred, preferred or other special rights or restrictions, whether as to voting rights or distributions or otherwise; or

(c)	confer preferential rights to distributions of capital or income; or

(d)	confer special, limited or conditional voting rights; or

(e)	do not confer voting rights; or

(f)	are redeemable in accordance with section 68 of the Act,
may be issued by the Board.

4.2	Consolidation and subdivision of Shares

The Board may:
(a)	consolidate and divide the Shares or Shares of any Class in proportion to those Shares or the Shares in that Class; or

(b)	subdivide the Shares or Shares of any Class in proportion to those Shares or the Shares in that Class.
4.3	Bonus issues

The Board may resolve to apply any amount which is available for distribution to Shareholders either:
(a)	in paying up in full Shares or other securities of the Company to be issued credited as fully paid to:
(i)	the Shareholders who would be entitled to that amount if it were distributed by way of dividend, and in the same proportions; and

(ii)	if applicable, the holders of any other securities of the Company who are entitled by the terms of issue of those securities to participate in bonus issues by the Company, whether at the time the bonus issue is made to the Shareholders, or at some time later, in accordance with their respective entitlements; or
(b)	in paying up any amount which is unpaid on any Shares held by the Shareholders referred to in paragraph (a)(i), or partly in one way and partly in the other.

4.4	Shares in lieu of dividends

The Board may exercise the right conferred by section 54 of the Act to issue Shares to any Shareholders who have agreed to accept the issue of Shares, wholly or partly, in lieu of proposed dividends or proposed future dividends.

4.5	Share repurchases

The Company may purchase or otherwise acquire Shares issued by it from one or more Shareholders and hold its own Shares.

4.6	Transfer of Shares pursuant to a security interest

Notwithstanding anything in this Constitution or the Act, the Board:
(a)	must register any transfer of Shares presented to it; and

(b)	shall not refuse to register any transfer of Shares presented to it;
if, in either case, the transfer is pursuant to a security interest granted by the Shareholder of the Shares.

5.	Exercise of powers of Shareholders

5.1	Methods of holding meetings

A meeting of Shareholders may be held either:
(a)	by a number of Shareholders, who constitute a quorum, being assembled together at the place, date, and time appointed for the meeting; or

(b)	if determined by the Board, by means of audio, or audio and visual, communication by which all Shareholders participating and constituting a quorum can simultaneously hear each other throughout the meeting.
5.2	Exercise of power by meeting or written resolution

A power reserved to the Shareholders by the Act or by this Constitution may be exercised either:
(a)	at a meeting of Shareholders; or

(b)	by a resolution in writing signed in accordance with section 122 of the Act.
5.3	Powers of Shareholders

Unless otherwise specified in the Act or this Constitution, any power reserved to Shareholders may be exercised and any approval of Shareholders may be given by Ordinary Resolution.

6.	Meetings of Shareholders

6.1	Annual meetings

Subject to clause 6.3, the Company must hold an annual meeting not later than:

(a)	six months after the balance date of the Company or, if the Company is an exempt company (as that term is defined in the Financial Reporting Act 1993) and all the Shareholders agree, ten months after the balance date of the Company; and

(b)	fifteen months after the previous annual meeting.
6.2	Time and place of annual meeting

Each annual meeting must be held at such time and place as the Board appoints and need not be held in New Zealand.

6.3	Resolution in lieu of annual meeting

It is not necessary for the Company to hold an annual meeting if everything required to be done at the meeting (by resolution or otherwise) is done by resolution in writing signed in accordance with section 122 of the Act.

6.4	Special meetings

All meetings other than annual meetings are to be called special meetings. A special meeting may be held at any place specified in the notice of meeting and need not be held in New Zealand. Resolutions may be passed by shareholders by resolution in writing signed in accordance with section 122 of the Act.
6.5	Calling of special meetings

A special meeting:
(a)	may be called by the Board at any time; and

(b)	must be called by the Board on the written request of Shareholders holding Shares carrying together not less than 5% of the voting rights entitled to be exercised on any of the questions to be considered at the meeting.
6.6	Meeting Procedures

The provisions of the First Schedule to the Act govern proceedings of meetings of shareholders.

7.	Appointment and removal of Directors

7.1	Number

The number of Directors must not at any time be less than one.

7.2	Appointment and removal of Directors

The Major Shareholder may, from time to time by notice in writing delivered to the Company, appoint, remove and replace any Director. Two or more persons may be appointed as directors by a single notice.

7.3	Vacation of office

A Director will cease to hold office as a Director if the Director:

(a)	becomes bankrupt or makes an arrangement or compromise with the Director’s creditors generally; or

(b)	dies or becomes disqualified from being a Director pursuant to section 151 of the Act; or

(c)	resigns from office by notice in writing to the Company; or

(d)	is removed from office pursuant to this Constitution or the Act.
7.4	Appointment and removal of Alternate Directors

The Major Shareholder may, by notice in writing to the Company, appoint any person to be an Alternate Director of a Director and may by notice in writing to the Company remove or replace any Alternate Director.
7.5	Rights of Alternate Director

Each Alternate Director will be entitled to:
(a)	receive notices of all meetings of the Board if the Director for whom he or she is an Alternate Director is known to be unavailable to attend meetings;

(b)	attend and vote at any such meeting at which the Director for whom he or she is an Alternate Director is not personally present; and

(c)	in the absence of the Director for whom he or she is an Alternate Director, perform all the functions, and exercise all the powers, of that Director.
8.	Powers of Directors

8.1	Management of Company

Except as provided in this Constitution, the business and affairs of the Company must be managed by, or under the direction or supervision of, the Board.

8.2	Exercise of powers by Board

Subject to the provisions of this Constitution, the Board may exercise all the powers of the Company which are not required, either by the Act or this Constitution, to be exercised by the Shareholders.

8.3	Delegation of powers

The Board may delegate to a committee of Directors, a Director, an employee of the Company or to any other person, any one or more of its powers, other than a power set out in the Second Schedule to the Act.

8.4	Appointment of attorney

The Company may exercise the power conferred by section 181 of the Act to appoint a person as its attorney, either generally or in relation to a specified matter. Any such power of attorney may contain such provisions for the protection of persons dealing with the attorney as the Board thinks fit, and may also authorise any attorney to delegate all or any of the powers, authorities and discretions vested in the attorney.

8.5	Ratification by Shareholders

Subject to the provisions of section 177 of the Act (relating to ratification of directors’ actions), the Shareholders, or any other person in whom a power is vested by this Constitution or the Act, may ratify the purported exercise of that power by a Director or the Board in the same manner as the power may be exercised. The purported exercise of a power that is ratified under this clause is deemed to be, and always to have been, a proper and valid exercise of that power.

9.	Proceedings of the Board

9.1	Methods of holding meetings

A meeting of the Board may be held either:
(a)	by a number of the Directors who constitute a quorum, being assembled together at the place, date and time appointed for the meeting; or

(b)	by means of audio, or audio and visual, communication by which all the Directors participating and constituting a quorum can simultaneously hear each other throughout the meeting.
9.2	Notice of meeting

A Director or, if requested by a Director to do so, an employee of the Company approved by the Board for this purpose, may convene a meeting of the Board. Notice of a meeting of Directors must be given to:
(a)	every Director; and

(b)	any Alternate Director who is an Alternate Director of a Director who is known to be unavailable to attend the meeting.
A meeting of the Board may be held at any place specified in the notice of meeting and need not be held in New Zealand.

9.3	Waiver of irregularity

An irregularity in a notice of meeting is waived if all the Directors entitled to receive notice of the meeting attend or participate in the meeting without protest as to the irregularity or if all Directors entitled to receive notice of the meeting agree to the waiver.

9.4	Quorum

A quorum for a meeting of the Board may be fixed by all of the Directors, and unless so fixed, is a majority of the Directors.

9.5	Chairperson

The Directors may elect one of their number as chairperson of the Board and determine the period for which the chairperson is to hold office. If no chairperson is elected, or if at any meeting the chairperson is not present within five minutes after the time appointed for the commencement of the meeting, the Directors present may choose one of their number to be chairperson of the meeting.

9.6	Votes

Every Director has one vote. In the case of an equality of votes, the chairperson does not have a casting vote. A resolution of the Board is passed if it is agreed to by a majority Directors present without dissent or a majority of the votes cast on it are in favour of it. A Director present at a meeting of the Board is presumed to have agreed to, and to have voted in favour of, a resolution of the Board unless that Director expressly dissents from or expressly abstains from voting on, or votes against, the resolution.

9.7	Resolutions in writing

A resolution in writing, signed or assented to by a majority of the Directors, is as valid and effective as if it had been passed at a meeting of the Board duly convened and held. Any such resolution may consist of several documents (including facsimile or other similar means of communication) in like form, each signed or assented to by one or more Directors. A copy of any such resolution must be entered in or kept with the records of Board proceedings. The Company must within 14 days after any resolution is passed in accordance with this clause, send a copy of the resolution to each Director who has not signed or assented to the resolution but failure to do so will not invalidate the resolution.

9.8	Minutes

The Board must ensure that minutes are kept of all proceedings at meetings of the Board.

9.9	Validity of acts

All acts done by any meeting of the Board or of a committee of Directors or by any person acting as a Director are valid notwithstanding:
(a)	any defect in the appointment of any Director or person acting as a Director; or

(b)	that they or any of them were disqualified; or

(c)	any irregularity in a notice of meeting.
9.10	Other procedures

Except as set out in this clause 9, the Board may regulate its own procedure. The provisions of the Third Schedule of the Act do not apply to proceedings of the Board except to the extent that those provisions are included in this Constitution.

10.	Directors’ Interests

10.1	Disclosure of Interests

A Director must comply with the provisions of section 140 of the Act (relating to disclosure of Interest of directors) but failure to comply with that section does not affect the operation of clause 10.2.

10.2	Personal involvement of Directors

Notwithstanding any rule of law or equity to the contrary, but subject to sections 107(3) and 141 of the Act (relating to avoidance of transactions in which a director is Interested) and section 199(2) of the Act (prohibiting a director from acting as auditor of a company), a Director may:

(a)	contract with the Company in any capacity;

(b)	be a party to any transaction with the Company;

(c)	have any direct or indirect personal involvement or Interest in any transaction or arrangement to which the Company is a party or in which it is otherwise directly or indirectly interested or involved;

(d)	become a Director or other officer of, or otherwise Interested in, any company promoted by the Company or in which the Company may be directly or indirectly interested as a Shareholder or otherwise;

(e)	retain any remuneration, profit or benefits in relation to any of the foregoing; and

(f)	be involved in a transaction (or another entity in which the Director has an interest or involvement may be involved in a transaction) which the Company may have otherwise been interested in and a Director shall have no obligation to refer any corporate opportunity to the Company or to enable the Company to pursue any corporate opportunity which the Director or any person in any way associated with the Director intends to pursue, and no contract or arrangement of any kind referred to in this clause may be avoided by reason of a Director’s Interest.

10.3	Interested Directors may vote

A Director who is Interested in a transaction entered into, or to be entered into, by the Company may:
(a)	vote on any matter relating to the transaction;

(b)	attend a meeting of the Board at which any matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum;

(c)	sign a document relating to the transaction on behalf of the Company; and

(d)	do any other thing in his or her capacity as a Director in relation to the transaction, as if the Director were not Interested in the transaction.

10.4	Interests of holding company

Any Director may, when exercising powers or performing duties as a Director, act in a manner which he or she believes is in the best interests of any company which is the Company’s direct or indirect holding company, even though it may not be in the best interests of the Company.

11.	Directors’ remuneration and other benefits

11.1	Remuneration and benefits

The Board may exercise the power conferred by section 161 of the Act to authorise any payment or other benefit of the kind referred to in that section.

11.2	Expenses

Each Director is entitled to be paid for all reasonable travelling, accommodation and other expenses incurred by the Director in connection with the Director’s attendance at meetings or otherwise in connection with the Company’s business.

12.	Indemnity and insurance for Directors and employees

12.1	Indemnity for Directors

Every Director will be indemnified by the Company for any costs referred to in section 162(3) of the Act and any liability or costs referred to in section 162(4) of the Act.

12.2	Indemnities and insurance

In addition to the indemnity set out in clause 12.1, the Company may:
(a)	indemnify a director or employee of the Company or a related company for any costs referred to in section 162(3) of the Act;

(b)	indemnify a director or employee of the Company or a related company in respect of any liability or costs referred to in section 162(4) of the Act; and

(c)	effect insurance for a director or employee of the Company or a related company in respect of any liability or costs referred to in section 162(5) of the Act.
12.3	Interpretation

Words given extended meanings by section 162(9) of the Act have those extended meanings in this clause 12.

13.	Dividends

The Board may, subject to the Act and this Constitution, authorise the payment of dividends by the Company at times, and of amounts, and in such form as it thinks fit and may do everything which is necessary or expedient to give effect to the payment of such dividends. Prior to authorising the payment of a dividend, the Board must be satisfied on reasonable grounds that the Company will immediately after payment of the dividend satisfy the solvency test.

14.	Notices

All notices, reports, accounts or documents required to be sent to a Shareholder must be sent in the manner set out in section 391 of the Act. Notices to any other person must be sent in the same manner as if that person was a Shareholder.

15.	Liquidation

15.1	Distribution of surplus

Subject to the rights of any Shareholders and to clauses 15.2 and 15.3, upon the liquidation of the Company the surplus assets of the Company (if any) must be distributed among the Shareholders in proportion to their Shareholding. If any Shareholder’s Shares are not fully paid up the liquidator of the Company may require those Shares to be fully paid up before the

Shareholder receives any distribution of the surplus assets of the Company in respect of those Shares.

15.2	Distribution in kind

With the approval of the Shareholders by Ordinary Resolution, the liquidator of the Company may divide amongst the Shareholders in kind the whole or any part of the assets of the Company (whether or not they are of the same kind) and for that purpose the liquidator may:
(a)	attribute values to assets as the liquidator considers appropriate; and

(b)	determine how the division will be carried out as between the Shareholders or different classes of Shareholders.
15.3	Trusts

With the approval of the Shareholders by Ordinary Resolution, the liquidator may vest the whole or any part of any surplus assets of the Company in trustees upon trust for the benefit of Shareholders. The liquidator may determine the terms of the trust.

16.	Method of contracting

16.1	Deeds

A deed which is to be entered into by the Company may be signed on behalf of the Company, by:
(a)	two or more Directors; or

(b)	if there is only one Director, by that Director whose signature must be witnessed; or

(c)	one or more attorneys appointed by the Company; or

(d)	any Director, or any person authorised by the Board, whose signature must be witnessed.
16.2	Other written contracts

An obligation or contract which is required by law to be in writing, and any other written obligation or contract which is to be entered into by the Company, may be signed on behalf of the Company by a person acting under the express or implied authority of the Company.

16.3	Other obligations

Any other obligation or contract may be entered into on behalf of the Company in writing or orally by a person acting under the express or implied authority of the Company.